UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

YUNHONG CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Yunhong CTI Ltd. (the “Company”), met with LJ Soldinger Associates, LLC (LJSA), the Company’s independent registered public accounting firm, on November 8, 2022. The audit relationship began during April 2022 and the Audit Committee and LJSA mutually disclosed to the other that they did not feel it was working to the satisfaction of all parties. Shortly after this call, the Company informed LJSA that the Audit Committee has decided to terminate its engagement of LJSA, and intends to engage another firm to be determined in the near future, as the Company’s independent registered public accounting firm.

As LJSA was appointed during April 2022, it did not audit any of the Company’s annual financial statements. The audit reports of its prior auditor on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for the years ended December 31, 2021 and December 31, 2020 contained a paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

During the November 8, 2022 meeting, the Company and LJSA communicated a disagreement in the recognition of income associated with the Employee Retention Tax Credit (“ERTC”). LJSA asserted this should have been income during 2021 when the calculation was performed and amended payroll tax returns filed. The Company believed there was uncertainty in 2021 that was not resolved until the returns were processed and claims fulfilled.

During the Company’s two most recent fiscal years and the subsequent interim period through April 19, 2022, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to its prior auditor’s satisfaction, would have caused its prior auditor to make reference to the subject matter of such disagreement in connection with its reports and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except as disclosed above in relation to the ERTC.

As disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2021 and December 31, 2020, management determined a material weakness in internal control over financial reporting related to the Company’s capabilities, processes, and controls related to limited staffing and over-reliance on certain personnel, as well as related employee turnover. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management determined that these deficiencies constitute a material weakness that was not identified and remediated as of December 31, 2021 and December 31, 2020, respectively, as well as the first two quarterly periods of 2022. Based on this material weakness, management concluded that at December 31, 2021 and December 31, 2020, as well as the first two quarterly periods of 2022, internal control over financial reporting was not effective.

During the years ended December 31, 2021 and December 31, 2020 and the subsequent interim period ending November 7, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Company has authorized LJSA to respond fully to any inquiries of the successor independent registered public accounting firm.

The Company provided LJSA with a copy of the disclosures the Company is making in this Current Report on Form 8-K and requested that LJSA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether LJSA agrees with the statements made by the Company regarding LJSA and, if not, stating the respects in which it does not agree. A copy of LJSA’s letter dated November 14, 2022 is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from LJSA dated November 14, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 14, 2022	YUNHONG CTI LTD.

		By:	/s/ Frank J. Cesario
		Name:	Frank J. Cesario
		Title:	Chief Executive Officer and Acting Chief Financial Officer